UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

IMAGO BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40604	45-4915810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

329 Oyster Point Blvd., 3rd Floor

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 529-5055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IMGO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Matthew Plunkett as Chief Financial Officer

On September 28, 2021, Matthew Plunkett, Ph.D. resigned from his position as Chief Financial Officer of Imago BioSciences, Inc. (the “Company”), effective as of September 28, 2021.

In connection with Dr. Plunkett’s departure, on September 28, 2021 the Company and Dr. Plunkett entered into a Separation and Release Agreement (the “Separation Agreement”). The Separation Agreement provides that Dr. Plunkett will receive severance benefits of nine months of his base salary, accelerated vesting of certain of his Company stock option grants (his stock options granted by the Company in 2021 vested as to an additional 91,664 shares of Company common stock), and reimbursement of his premiums to continue healthcare coverage under COBRA for up to ten months. The Separation Agreement contains a release of claims and certain restrictive covenants.

The foregoing summary of the material terms of the Separation Agreement is qualified in its entirety by the complete terms of the agreement, which will be filed as an exhibit to the Company’s quarterly report for the quarterly period ended September 30, 2021.

(c) Appointment of Laura Eichorn as Interim Chief Financial and Operations Officer

The Company’s board of directors (the “Board”) appointed Laura Eichorn, the Company’s Chief Operations Officer, as the Company’s Interim Chief Financial and Operations Officer and the principal financial and accounting officer effective as of September 29, 2021.

In connection with her appointment as interim Chief Financial and Operations Officer, the Compensation Committee of the Board approved an one-time bonus to be paid on the 6 month anniversary of Ms. Eichorn’s appointment date in the amount of $30,550.00. Biographical information about Ms. Eichorn has been previously reported by the Company in the Company’s registration statement on Form S-1, as amended (File No. 333-257419) relating to the initial public offering of the Company’s common stock, under the heading “Management – Executive Officers and Employee Directors” and is incorporated herein by reference. There will be no change in Ms. Eichorn’ current base salary compensation as a result of her assumption of the additional role of Interim Chief Financial and Operations Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGO BIOSCIENCES, INC.

Date: September 30, 2021	By:	/s/ Hugh Y. Rienhoff, Jr., M.D.
Hugh Y. Rienhoff, Jr., M.D.
Chief Executive Officer